As filed with the Securities and Exchange Commission on March 24, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLIMCHER REALTY TRUST
(Exact name of issuer as specified in its charter)

Maryland	31-1390518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 East Gay Street Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Glimcher Realty Trust 2004 Incentive Compensation Plan
(Full title of the plans)

Michael P. Glimcher
Chief Executive Officer and President
Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
(614) 621-9000
(Name, address and telephone number of agent for service)

Copies to:
Alan S. Pearce, Esq.
Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares of Beneficial Interest, $.01 par value per share	1,100,000(2)	$24.78	$27,258,000	$3,208.27

(1)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on March 22, 2005, as reported on the New York Stock Exchange.
(2)	The shares covered by this Registration Statement represent the common stock issuable to participants under the Registrant’s 2004 Incentive Compensation Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.    Plan Information; Registrant Information and Employee Plan Annual Information.

          The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Glimcher Realty Trust 2004 Incentive Compensation Plan covered by this Registration Statement as required by Rule 428(b). These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents filed by Glimcher Realty Trust, a Maryland Real Estate Investment Trust (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 11, 2005.

2.	The Company’s current reports on Form 8-K, filed with the Commission on January 24, 2005, February 22, 2005, February 24, 2005 and March 10, 2005.

3.	Description of the Company’s common shares of beneficial interest contained in the Company’s Registration Statement on Form S-11 (File No. 33-69740) filed with the Commission on September 30, 1993 and the documents incorporated therein by reference.

          All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.    Description of Securities.

          Not applicable.

Item 5.    Interests of Named Experts and Counsel.

          Not applicable.

Item 6.    Indemnification of Directors and Officers.

          Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers to the trust or to its shareholders for money damages except for the liability of a trustee or officer resulting from (i) active and deliberate dishonesty established by a final judgment as being material to the cause of action or (ii) actual receipt of an improper benefit or profit in money, property or services. The Company’s amended and restated declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

          The declaration of trust, as amended, of the Company authorizes it, to the maximum extent provided in its bylaws, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner, of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. The Company’s bylaws obligate it, to the maximum extent permitted by Maryland Law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who, while a trustee or officer and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, and (b) any present or former trustee or officer against any claim or liability to which he may become a party by reason of his service in that capacity unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company’s bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company’s bylaws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Company’s bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law (“MGCL”) for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

          The Company maintains a standard policy of officers’ and directors’ liability insurance.

Item 7.    Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

4.1	Amended and Restated Declaration of Trust of Glimcher Realty Trust. (1)

4.2	Bylaws, as amended. (1)

4.3	Amendment to the Company’s Amended and Restated Declaration of Trust. (2)

4.4	Specimen Certificate for Common Shares of Beneficial Interest. (1)

4.5	Glimcher Realty Trust 1993 Employee Share Option Plan.(1)

4.6	Glimcher Realty Trust 1993 Trustee Share Option Plan. (1)

4.7	Glimcher Realty Trust 1997 Incentive Plan. (3)

4.8	Glimcher Realty Trust 2004 Incentive Compensation Plan. (4)

4.9	Form Option Award Agreement for the Glimcher Realty Trust 2004 Incentive Compensation Plan (Non-Qualified Stock Options). (5)

4.10	Form Option Award Agreement for the Glimcher Realty Trust 2004 Incentive Compensation Plan (Incentive Stock Options). (5)

4.11	Rights Agreement Relating to the Right to Purchase One One-Hundredth of a Series E Junior Participating Preferred Share of the Company. (6)

5.1	Opinion of Venable LLP, Maryland counsel to the Company, as to the legality of the Common Shares of Beneficial Interest being registered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Glimcher Realty Trust’s Registration Statement No. 33-69740.
(2)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.
(3)	Incorporated by reference to Glimcher Realty Trust’s Annual Report Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998.
(4)	Incorporated by reference to Appendix B of Glimcher Realty Trust’s Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on March 29, 2004.
(5)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 11, 2005.
(6)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.

Item 9.    Undertakings.

          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Ohio, on the 9th day of March 2005.

GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
Mark E. Yale Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George A. Schmidt and Mark E. Yale, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael P. Glimcher Michael P. Glimcher	Chief Executive Officer (Principal Executive Officer), President and Trustee	March 9, 2005

/s/ Herbert Glimcher Herbert Glimcher	Chairman of the Board and Trustee	March 9, 2005

/s/ George A. Schmidt George A. Schmidt	Executive Vice President, General Counsel, Secretary and Trustee	March 9, 2005

/s/ Mark E. Yale Mark E. Yale	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 9, 2005

/s/ Philip G. Barach Philip G. Barach	Member, Board of Trustees	March 9, 2005

/s/ Wayne S. Doran Wayne S. Doran	Member, Board of Trustees	March 9, 2005

/s/ Howard Gross Howard Gross	Member, Board of Trustees	March 9, 2005

/s/ Niles C. Overly Niles C. Overly	Member, Board of Trustees	March 9, 2005

/s/ Alan R. Weiler Alan R. Weiler	Member, Board of Trustees	March 9, 2005

/s/ William S. Williams William S. Williams	Member, Board of Trustees	March 9, 2005

EXHIBIT INDEX

4.1	Amended and Restated Declaration of Trust of Glimcher Realty Trust. (1)

4.2	Bylaws, as amended. (1)

4.3	Amendment to the Company’s Amended and Restated Declaration of Trust. (2)

4.4	Specimen Certificate for Common Shares of Beneficial Interest. (1)

4.5	Glimcher Realty Trust 1993 Employee Share Option Plan.(1)

4.6	Glimcher Realty Trust 1993 Trustee Share Option Plan. (1)

4.7	Glimcher Realty Trust 1997 Incentive Plan. (3)

4.8	Glimcher Realty Trust 2004 Incentive Compensation Plan. (4)

4.9	Form Option Award Agreement for the Glimcher Realty Trust 2004 Incentive Compensation Plan (Non-Qualified Stock Options). (5)

4.10	Form Option Award Agreement for the Glimcher Realty Trust 2004 Incentive Compensation Plan (Incentive Stock Options). (5)

4.11	Rights Agreement Relating to the Right to Purchase One One-Hundredth of a Series E Junior Participating Preferred Share of the Company. (6)

5.1	Opinion of Venable LLP, Maryland counsel to the Company, as to the legality of the Common Shares of Beneficial Interest being registered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Glimcher Realty Trust’s Registration Statement No. 33-69740.
(2)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995.
(3)	Incorporated by reference to Glimcher Realty Trust’s Annual Report Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998.
(4)	Incorporated by reference to Appendix B of Glimcher Realty Trust’s Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on March 29, 2004.
(5)	Incorporated by reference to Glimcher Realty Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 11, 2005.
(6)	Incorporated by reference to Glimcher Realty Trust’s Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.